As filed with the Securities and Exchange Commission on July 23, 2003

Registration No.333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RSA SECURITY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2916506
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

174 Middlesex Turnpike, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full Title of the Plan)

ARTHUR W. COVIELLO, JR.
RSA Security Inc.
174 Middlesex Turnpike
Bedford, Massachusetts 01730
(Name and Address of Agent for Service)

(781) 515-5000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed Maximum
Securities		Offering	Proposed Maximum	Amount of
to be	Amount	Price	Aggregate Offering	Registration
Registered	to be Registered	Per Share	Price	Fee

Common Stock, $.01 par value	1,000,000	$11.76	$11,760,000.00	$951.38

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the NASDAQ National Market on July 21, 2003 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
OPINION OF KATHRYN L LEACH ESQ
CONSENT OF DELOITTE & TOUCHE LLP

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant’s 1994 Employee Stock Purchase Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333- 84597, filed by the Registrant on August 5, 1999, relating to the Registrant’s 1994 Employee Stock Purchase Plan, as amended, (the “Initial Registration Statement”).

Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

     Item 5. Interests of Named Experts and Counsel

The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kathryn L. Leach, Assistant General Counsel of the Registrant. Ms. Leach owns 2,714 shares of Common Stock and options to purchase an aggregate of 28,250 shares of Common Stock, which become exercisable in periodic installments through February 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts on July 21, 2003.

RSA SECURITY INC.
By:	/s/ Arthur W. Coviello, Jr.

Arthur W. Coviello, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of RSA Security Inc. hereby severally constitute Arthur W. Coviello, Jr., Jeffrey D. Glidden and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable RSA Security Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur W. Coviello, Jr. Arthur W. Coviello, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2003

/s/ Jeffrey D. Glidden Jeffrey D. Glidden	Senior Vice President, Finance and Operations, and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2003

/s/ James K. Sims James K. Sims	Chairman of the Board of Directors	July 21, 2003

/s/ Robert P. Badavas Robert P. Badavas	Director	July 21, 2003

Richard A. DeMillo	Director

/s/ Richard L. Earnest Richard L. Earnest	Director	July 21, 2003

/s/ Taher Elgamal Taher Elgamal	Director	July 21, 2003

/s/ Gloria C. Larson Gloria C. Larson	Director	July 21, 2003

/s/ Joseph B. Lassiter, III Joseph B. Lassiter, III	Director	July 21, 2003

/s/ Charles R. Stuckey, Jr. Charles R. Stuckey, Jr.	Director	July 21, 2003

EXHIBIT INDEX

Exhibit
Number	Description

5.1 23.1 23.2 24.1	Opinion of Kathryn L. Leach, Esq.

Consent of Deloitte & Touche LLP

Consent of Kathryn L. Leach, Esq. (included in Exhibit 5.1)

Power of Attorney (included in the signature pages of this Registration Statement)